EXHIBIT 13


                             SUBSCRIPTION AGREEMENT

   Brandywine Fund, Inc.
   Suite C-205 Greenville Center
   Greenville, Delaware 19807

   Gentlemen:

             The undersigned hereby subscribes to 10,000 shares of the Common Stock, $.01 par value of Brandywine Fund, Inc., and agrees to pay to said corporation the sum of $100,000 in cash.

             It is understood that upon acceptance hereof by said corporation a certificate or certificates representing the shares subscribed for shall be issued to the undersigned and that said shares shall be deemed to be fully paid and non-assessable.

             The undersigned agrees that the shares are being purchased for investment with no present intention of reselling or redeeming said shares.

             Dated and effective as of this ____ day of December, 1985.

                                      FRIESS ASSOCIATES, INC.



                                      By:  _________________________________
                                           Foster S. Friess, President



                                      Attest:   ___________________________
                                                Lynnette Friess
                                                Secretary

             The foregoing subscription is hereby accepted. Dated and effective as of this ____ day of December, 1985.

                                      BRANDYWINE FUND, INC.



                                      By:  _________________________________
                                           Foster S. Friess, President

   [CORPORATE SEAL]

                                      Attest:   ___________________________
                                                Charles S. Cruice,
                                                Secretary